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                                                                    Exhibit 99.6

                            Consent of Person Named
                         as About to Become a Director


I hereby consent to my being named in the Amendment No. 1 to the Registration Statement on Form S-4 of Hyseq, Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.


December 12, 2002

                                        /s/ Philippe O. Chambon
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                            Consent of Person Named

                         as About to Become a Director


I hereby consent to my being named in the Amendment No. 1 to the Registration Statement on Form S-4 of Hyseq, Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.


December 12, 2002

                                   /s/ Jean-Francois Formela

                            Consent of Person Named
                         as About to Become a Director

I hereby consent to my being named in the Amendment No. 1 to the Registration Statement on Form S-4 of Hyseq, Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.



December 12, 2002                                /s/ Martin A. Vogelbaum